EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-192460) pertaining to the LGI Homes, Inc. 2013 Equity Incentive Plan, and

(2)	Registration Statement (Form S-3 No. 333-205492) pertaining to LGI Homes, Inc. 2015 Continuous Equity Offering Plan,

of our report dated March 9, 2016, with respect to the consolidated financial statements of LGI Homes, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Houston, Texas
March 9, 2016